March 31, 1997

Board of Directors
360  Communications Company
8725 West Higgins Road
Chicago, Illinois  60631-2702

     Re:    360  Communications   Company  Employee  Stock  Purchase  Plan  (the
            "Plan"); Registration Statement on Form S-8

Ladies and Gentlemen:

     As  Senior  Vice   President,   General   Counsel  and   Secretary  of  360
Communications Company, a Delaware corporation (the "Company"), I have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date hereof to register 500,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plan.

     In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and action by its Board of Directors, and such other documents (including the Plan) which I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. I have also reviewed originals or copies, certified or otherwise identified to my satisfaction of such corporate and other records, documents, certificates and other papers, including certificates of public officials as I deemed necessary to render this opinion.

     Based upon and subject to the foregoing, I am of the opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to and in accordance with the Plan will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of my name in the Registration Statement and to the inclusion of this opinion as an exhibit thereto.

Very truly yours,


By:  /s/ Kevin C. Gallagher
Senior Vice President, General
Counsel and Secretary